UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On November 7, 2024, Sabre Corporation (“Sabre”) issued a press release announcing the commencement of separate exchange offers (each, an “Exchange Offer” and together, the “Exchange Offers”) by Sabre GLBL Inc., a wholly-owned subsidiary of Sabre, to exchange certain of its outstanding 11.250% Senior Secured Notes due 2027 and 8.625% Senior Secured Notes due 2027 for Sabre GLBL’s new 10.750% Senior Secured Notes due 2029, upon the terms and subject to the conditions set forth in a confidential offering circular dated November 7, 2024. Concurrently with the Exchange Offers, Sabre GLBL is also offering lenders under its existing senior secured term loans the opportunity to exchange up to approximately $375 million of such term loans for new senior secured term loans with later maturities. The consummation of any Exchange Offer is not subject to, or conditioned upon, the consummation of such term loan exchanges. The consummation of such term loan exchanges is not subject to, or conditioned upon, the consummation of any Exchange Offer.

A copy of the press release announcing the Exchange Offers is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “guidance,” “outlook,” “target,” “expect, ” “anticipate,” “on track,” “continue,” “believe,” “momentum,” “position,” “continue,” “progress,” “confident,” “trend,” “plan,” “recurring,” “trajectory,” “pipeline,” “opportunity,” “potential,” “positioned,” “benefit,” “goal,” “confident,” “indicate,” “optimistic,” “will,” “forecast,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms, where applicable, or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements, including the risk that the Exchange Offers and the concurrent term loan exchange transaction may not be consummated. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on October 31, 2024, our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024 and in our other filings with the SEC. We cannot guarantee future events, including our ability to realize the anticipated benefits of the Exchange Offers and the concurrent term loan exchange transaction, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 7, 2024

104	Cover Page Interactive Data File-formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2024

Sabre Corporation

By:	/s/ Michael Randolfi
Name:	Michael Randolfi
Title:	Executive Vice President and Chief Financial Officer